UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2018

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT		06604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 1, 2018, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated June 18, 2018 (the “Merger Agreement”), by and between People’s United Financial, Inc. (“People’s United”) and First Connecticut Bancorp, Inc. (“First Connecticut”), the merger of People’s United and First Connecticut (the “Merger”), in which First Connecticut merged with and into People’s United, with People’s United as the surviving corporation, became effective.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), holders First Connecticut common stock, par value $0.01 per share (“First Connecticut Common Stock”), became entitled to receive 1.725 shares (the “Exchange Ratio”) of People’s United common stock, par value $0.01 per share (“People’s United Common Stock”), for each share of First Connecticut Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held in treasury by First Connecticut or otherwise owned by First Connecticut or People’s United (with limited exceptions)), with cash payable in lieu of any fractional shares.

At the Effective Time, each option granted by First Connecticut to purchase shares of First Connecticut Common Stock under the First Connecticut stock incentive plans that was outstanding and unexercised immediately prior to the Effective Time (the “First Connecticut Options”) that vested on or prior to the Effective Time (a “Vested First Connecticut Option”), was cancelled and converted automatically into the right to receive a number of shares of People’s United Common Stock equal to the quotient of (i) the product of (A) the number of shares of First Connecticut Common Stock subject to such First Connecticut Option multiplied by (B) the excess, if any, of (1) the product of (x) the Exchange Ratio and (y) the People’s United Share Closing Price (as defined below) over (2) the exercise price per share of First Connecticut Common Stock of such First Connecticut Option, divided by (ii) $17.30, which is the average closing-sale price of the People’s United Common Stock for the five full trading days ending on the trading day immediately preceding October 1, 2018 (the “People’s United Share Closing Price”), net of applicable tax withholdings, with cash payable in lieu of any fractional shares. At the Effective Time, each First Connecticut Option that was not a Vested First Connecticut Option that was outstanding and unexercised immediately prior to the Effective Time (an “Unvested First Connecticut Option”) was cancelled, and in consideration of such cancellation, People’s United granted the holder of such Unvested First Connecticut Option a substitute option (a “Substitute Stock Option”) to acquire a number of shares of People’s United Common Stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of First Connecticut Common Stock subject to such Unvested First Connecticut Option immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio, and at an exercise price per share of People’s United Common Stock (rounded up to the nearest whole cent) equal to (A) the per share exercise price for the shares of First Connecticut Common Stock purchasable pursuant to such First Connecticut Option divided by (B) the Exchange Ratio, and having the same vesting and exercise conditions as applicable, prior to the Effective Time, to such Unvested First Connecticut Option to which such Substitute Stock Option relates. In addition, at the Effective Time, each performance-based restricted stock unit that was granted by First Connecticut under the First Connecticut stock incentive plans that was outstanding immediately prior to the Effective Time (the “First Connecticut PSUs”), whether or not then vested or free of conditions to payment, automatically and without any action on the part of the holder thereof, was cancelled and converted automatically into the right to receive a number of shares of People’s United Common Stock equal to the product of (i) the number of shares of First Connecticut Common Stock subject to such First Connecticut PSU at the target level of performance applicable to such First Connecticut PSU, as determined in accordance with the applicable award agreement pursuant to which such First Connecticut PSU was granted, multiplied by (ii) the Exchange Ratio, net of applicable tax withholdings, with cash payable in lieu of any fractional shares.

Furthermore, at the Effective Time, each other equity-based award that was outstanding immediately prior to the Effective Time and that was granted by First Connecticut under the First Connecticut stock incentive plans that was not a First Connecticut Option or a First Connecticut PSU (the “Other First Connecticut Equity Awards”) that vested, by its terms, upon the Effective Time (a “Vested Other First Connecticut Equity Award”) was cancelled and converted automatically into the right to receive a number of shares of People’s United Common Stock equal to the product of (i) the number of shares of First Connecticut Common Stock subject to such Vested Other First Connecticut Equity Award multiplied by (ii) the Exchange Ratio, net of applicable tax withholdings, with cash payable in lieu of any fractional shares. In addition, at the Effective Time, each Other First Connecticut Equity Award that was not a Vested Other First Connecticut Equity Award that was outstanding immediately prior to the

Effective Time (an “Unvested Other First Connecticut Equity Award”) was cancelled, and in consideration of such cancellation, People’s United granted the holder of such cancelled Unvested Other First Connecticut Equity Award a substitute equity award (a “Substitute Equity Award”) covering a number of shares of People’s United Common Stock (rounded to the nearest whole share, with 0.50 being rounded upward) equal to the product of (i) the number of shares of First Connecticut Common Stock subject to such Unvested Other First Connecticut Equity Award multiplied by (ii) the Exchange Ratio, and having the same vesting conditions applicable, prior to the Effective Time, to such Unvested Other First Connecticut Equity Award to which such Substitute Equity Award relates.

Immediately following the Merger, Farmington Bank, a Connecticut-chartered stock savings bank and a wholly-owned subsidiary of First Connecticut, merged with and into People’s United Bank, National Association, a national banking association and a wholly-owned subsidiary of People’s United, with People’s United Bank, National Association as the surviving entity.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2018, Amendment No. 1 (the “Amendment”) to the People’s United Amended and Restated 2014 Long-Term Incentive Plan (the “LTIP”) became effective following its approval by the Board of Directors of People’s United. The Amendment provides that the number of shares of People’s United Common Stock which may be granted under the Plan shall be increased by 138,998 in addition to the 75,850,000 shares of People’s United Common Stock which were previously reserved for issuance under the LTIP. The number of additional shares of People’s United Common Stock reserved for issuance pursuant to the Amendment equals the number of shares of People’s United Common Stock subject to the Substitute Stock Options and Substitute Equity Awards to be issued pursuant to the Merger Agreement. The Amendment was adopted pursuant to the exception from Nasdaq’s requirement of shareholder approval of material amendments to equity compensation plans for plans or arrangements relating to an acquisition or merger provided by Nasdaq Listing Rule 5635(c)(3). The additional shares of People’s United Common Stock reserved for issuance under the LTIP pursuant to the Amendment were originally shares available for issuance under First Connecticut’s stock incentive plans, as adjusted to reflect the consummation of the transactions contemplated by the Merger Agreement. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, of which a copy is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On October 1, 2018, People’s United issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required to be filed under this Item 9.01(a) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required to be filed under this Item 9.01(b) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d) The following Exhibits are submitted herewith.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among People’s United Financial, Inc. and First Connecticut Bancorp, Inc., dated as of June 18, 2018 (incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed by People’s United Financial, Inc. on June 21, 2018)

10.1	Amendment No. 1 to People’s United Amended and Restated 2014 Long-Term Incentive Plan, dated as of October 1, 2018

99.1	Press Release, dated October 1, 2018, announcing completion of the Merger (furnished pursuant to Item 7.01 as part of this Current Report on Form 8-K and is not to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: October 1, 2018	By:	/s/ Robert E. Trautmann
(Signature)

	Name:	Robert E. Trautmann, Esq.
	Title:	Senior Executive Vice President and General Counsel